                                                                     EXHIBIT 5.1

            [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGER & FLOM LLP]

                                                                    May 19, 1997


First USA Capital Trust I
First USA, Inc.
c/o First USA, Inc.
    1601 Elm Street
    Dallas, Texas 75201




                                      Re: First USA, Inc. and First USA Capital
                                      Trust I Registration Statement on Form S-4
                                      ------------------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to First USA, Inc., a Delaware corporation (the "Company"), and First USA Capital Trust I, a business trust formed under the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. L. Sec. 3801 et. seq.) (the "Trust"), in
                                               --- ----
connection with the preparation of the registration statement on Form S-4 filed by the Company and the Trust with respect to the registration pursuant to an exchange offer (the "Exchange Offer") under the Securities Act of 1933, as amended (the "Act"), of (i) $200,000,000 aggregate liquidation amount of 9.33% capital securities, liquidation amount of $1,000 per capital security (the "Series B Capital Securities"), to be issued by the Trust, (ii) the guarantee by the Company of the Series B Capital Securities with respect to payments of cash distributions and payments upon liquidation, redemption and otherwise pursuant to the Series B Guarantee Agreement to be entered into between the Company and The Bank of New York, as capital securities guarantee trustee (the "Series B Guarantee Agreement"), and (iii) $200,000,000 aggregate principal amount of 9.33% Series B Junior Subordinated Deferrable Interest Debentures due January 15, 2027 (the "Series B Junior Subordinated Debentures") to be issued by the Company.

First USA Capital Trust I
First USA, Inc.
May 19, 1997
Page 2

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the registration statement on Form S-4 (File No. 333-26669) as filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on May 8, 1997 under the Act, and Amendment No. 1 thereto filed with the Commission on May 19, 1997 (such registration statement, as so amended, being hereinafter referred to as the "Registration Statement"), (ii) the Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on December 11, 1996,
(iii) an executed copy of the Amended and Restated Declaration of Trust of the Trust, dated as of December 20, 1996 (the "Declaration") among Peter W. Atwater, Jack M. Antonini and Philip E. Taken, as administrative trustees, The Bank of New York, as property trustee (the "Property Trustee"), and The Bank of New York (Delaware), as Delaware trustee, (iv) the form of the Series B Capital Securities, (v) an executed copy of the Registration Rights Agreement, dated as of December 20, 1996 (the "Registration Rights Agreement"), among the Company, the Trust and each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., (vi) an executed copy of the Indenture, dated as of December 20, 1996 (the "Indenture"), between The Bank of New York, as Indenture Trustee, and the Company, (vii) the form of the Series B Junior Subordinated Debentures, (viii) the form of the Series B Guarantee Agreement, (ix) the Restated Certificate of Incorporation of the Company and the By-Laws of the Company, each as amended to the date hereof and (x) certain resolutions of the Company, dated December 11,

First USA Capital Trust I
First USA, Inc.
May 19, 1997
Page 3

1996, relating to the creation of the Trust, the issuance of the Series B Capital Securities, the Exchange Offer and other matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company and the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust and others.

          Members of our firm are admitted to the Bars of the States of New York and Delaware, and we do not express any opinion as to the laws of any jurisdiction other than the States of New York and Delaware.

          Based upon and subject to the foregoing, and further assuming that the Registration Statement will become effective and the Series B Guarantee Agreement, the

First USA Capital Trust I
First USA, Inc.
May 19, 1997
Page 4

Declaration and the Indenture will be qualified under the Trust Indenture Act of 1939, as amended, we are of the opinion that:

     1. The Series B Guarantee Agreement has been duly authorized by the Company, and when the Series B Guarantee Agreement is duly executed and delivered by the Company and issued in the Exchange Offer as contemplated by the Registration Rights Agreement and the Registration Statement, the Series B Guarantee Agreement will constitute a valid and binding obligation of the Company in favor of the holders of Series B Capital Securities, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     2. The Series B Junior Subordinated Debentures have been duly authorized for issuance by the Company, and when the Series B Junior Subordinated Debentures are duly executed, authenticated and issued in accordance with the Indenture and delivered and issued in the Exchange Offer as contemplated by the Registration Rights Agreement and the Registration Statement, the Series B Junior Subordinated Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regard-

First USA Capital Trust I
First USA, Inc.
May 19, 1997
Page 5

less of whether enforceability is considered in a proceeding at law or in equity).

     3. The Series B Capital Securities have been duly authorized for issuance by the Trust, and when the Series B Capital Securities are duly executed, authenticated and issued in accordance with the Declaration and delivered and issued in the Exchange Offer as contemplated by the Registration Rights Agreement and the Registration Statement, the Series B Capital Securities will represent, subject to the qualifications set forth in paragraph 4 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and will entitle the holders thereof to the benefits of the Declaration except to the extent that enforcement of the Declaration may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     4. The holders of the Series B Capital Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of the Series B Capital Securities may be obligated, pursuant to the Declaration, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Series B Capital Securities and the issuance of replacement Series B Capital Securities and (ii) provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration.

First USA Capital Trust I
First USA, Inc.
May 19, 1997
Page 6

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Validity of New Capital Securities" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                     Very truly yours,

                                     /s/ Skadden, Arps, Slate,
                                         Meagher & Flom LLP